Exhibit 99.1

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 26, 2001)


                 [INTERNET INFRASTRUCTURE HOLDRS(SM) TRUST LOGO]

                        1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS(SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated January 26, 2001, which updated the original prospectus dated February 24, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS(SM) Trust.

     The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:
                                                                      Primary
                                                           Share      Trading
         Name of Company(1)                     Ticker    Amounts     Market
------------------------------------           --------  ---------   -----------
Akamai Technologies Inc.                         AKAM       3        Nasdaq NMS
BEA Systems, Inc.                                BEAS      10        Nasdaq NMS
BroadVision, Inc.                                BVSN       9        Nasdaq NMS
E.piphany, Inc.                                  EPNY      1.5       Nasdaq NMS
InfoSpace, Inc.                                  INSP       8        Nasdaq NMS
Inktomi Corporation                              INKT       4        Nasdaq NMS
InterNAP Network Services Corporation            INAP       5        Nasdaq NMS
Kana Communications, Inc.                        KANA       2        Nasdaq NMS
NaviSite, Inc.                                   NAVI       2        Nasdaq NMS
Openwave Systems Inc.                            OPWV      3.221     Nasdaq NMS
Portal Software, Inc.                            PRSF       6        Nasdaq NMS
ReaINetworks, Inc.                               RNWK       6        Nasdaq NMS
Usinternetworking, Inc.                          USIX       3        Nasdaq NMS
VeriSign, Inc.                                   VRSN      6.15      Nasdaq NMS
Vignette Corporation                             VIGN       6        Nasdaq NMS
Vitria Technology, Inc.                          VITR       4        Nasdaq NMS


(1) As of August 31, 2001, the acquisition of Digital Island, Inc. by Cable & Wireless plc was completed. As a result, Digital Island, Inc. is no longer included in Internet Infrastructure HOLDRS.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2001.